UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 17, 2007

API NANOTRONICS CORP.

(Exact Name of registrant as specified in its charter)

Delaware	000-29429	510388133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

505 University Avenue, Suite 1400 Toronto, Ontario Canada	M5G 1X3
(Address of principal executive offices)	(zip code)

(416) 593-6543

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Asset Purchase Agreement

On July 17, 2007, API Nanofabrication and Research Corporation (“API NRC”), a wholly-owned subsidiary of API Nanotronics Corp. (the “Company”), entered into an Asset Purchase Agreement with NanoOpto Corporation (“NoC”) for the purchase of substantially all of NoC’s assets (the “Purchase”), including equipment and intellectual property relating to the design and high volume nano-fabrication of nano-optic devices for optical components. The purchase price was $4,000,000, and the Purchase was completed on July 19, 2007. NoC has caused a Certificate of Dissolution to be filed with the Delaware Secretary of State and has sold the assets in connection with its dissolution. The assets were sold as is-where is.

The foregoing is qualified in its entirety by reference to the Asset Purchase Agreement, which is attached as Exhibit 2.1 and incorporated herein by reference.

Lease

On July 19, 2007, in connection with the Purchase, API NRC entered into a five year and two month lease with Franklin Cottontail Associates LLC for a 35,843 square foot nano-fabrication facility located in Somerset, New Jersey. API NRC has two five year options to renew the lease. The space will be used for office, warehousing and laboratory use, including a “clean room” for the manufacture and storage of optical communication components and systems and semiconductors. The annual base rent is approximately $268,800 for the first year, with API NRC also responsible for its pro rata share of taxes, insurance and operating expenses. The Company has guaranteed the payments under the lease.

Promissory Note

API NRC financed the Purchase with $4,000,000 received from the Company. The Company borrowed the $4,000,000 from Jason DeZwirek pursuant to a Promissory Note (the “Note”) dated July 19, 2007. Jason DeZwirek is a member of the Board of Directors and the Secretary of the Company. The Note has a 5 year one month term and bears interest at the rate of 12%. The Note is payable unless sooner repaid, on August 18, 2012. Interest payments are payable on the last day of December and June, beginning December 31, 2007. There is no penalty for prepayment. The Note contains customary events of default, including the occurrence of a change in control. In the event a default under the Note shall occur and be continuing, all amounts due thereunder, including accrued unpaid interest may be declared immediately due and payable.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 19, 2007, the Purchase was completed, whereby API NRC purchased substantially all of the assets of NanoOpto Corporation for $4,000,000 in cash. The information provided in Item 1.01 of this current report on Form 8-K under the heading “Asset Purchase Agreement” and “Promissory Note” is hereby incorporated by reference into this Item 2.01.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this current report on Form 8-K under the heading “Promissory Note” and “Lease” is hereby incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

The press release announcing the completion of the Purchase is attached as Exhibit 99.1 to this report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Exhibit Title
2.1	Asset Purchase Agreement dated July 17, 2007 between API Nanofabrication and Research Corporation and NanoOpto Corporation

99.1	Press Release dated July 23, 2007

3

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 23, 2007	API NANOTRONICS CORP.

	By:	/s/ Claudio Mannarino
Claudio Mannarino
Chief Financial Officer and
Vice President of Finance

4